Exhibit 99.1

Asensus Surgical, Inc. Announces Non-Binding Acquisition Proposal and Exclusivity Arrangement with KARL STORZ SE & Co. KG

KARL STORZ to provide up to $20 million in bridge financing

RESEARCH TRIANGLE PARK, N.C.—April 3rd , 2024 --(GLOBE NEWSWIRE) Asensus Surgical, Inc. (NYSE American: ASXC) (“Asensus” or the “Company”), a medical device company that is digitizing the interface between the surgeon and the patient, today announced that it has entered into a non-binding letter of intent (the “letter of intent”) with KARL STORZ SE & Co. KG, an independent, family-owned global medical technology company (“KARL STORZ”) to engage in diligence and negotiations regarding the terms of a potential transaction whereby KARL STORZ may acquire Asensus. Entry into the letter of intent follows an extensive period of consideration of various strategic alternatives by Asensus, including potential collaboration and licensing transactions, a go-it-alone strategy dependent upon raising significant additional equity capital, a sale of the Company and other potential business development transactions.

The Company’s Board of Directors has approved entry into the letter of intent, which includes KARL STORZ’ proposal to acquire 100% of the issued and outstanding shares of Asensus’ common stock for a purchase price of $0.35 per share in cash. This represents a 66.7% premium to the closing price of Asensus common stock on the NYSE American exchange on April 2nd, 2024. KARL STORZ has communicated that the proposed purchase price represents its “best and final” offer to the Company.

The letter of intent provides that during an exclusivity period of up to ten weeks Asensus will not engage in negotiations for alternative transactions. During the exclusivity period, KARL STORZ will be conducting diligence and the parties will be negotiating a definitive merger agreement. Both the Company and KARL STORZ have the option to terminate pursuit of the proposed transaction. In conjunction with the letter of intent, Asensus has entered into a fully secured Promissory Note (the “Bridge Loan”) with KARL STORZ. The Bridge Loan will enable Asensus to receive a loan of up to $20 million from KARL STORZ to support the Company’s operations through the exclusivity period, signing of a definitive merger agreement, if any, and close of the proposed transaction, if the proposed transaction proceeds and is approved by stockholders. The Bridge Loan will provide up to $10 million of liquidity during the exclusivity period. If a definitive merger agreement is successfully negotiated and executed, additional funding in an aggregate amount of up to $10 million will be available under the Bridge Loan to fund operations while the Company pursues stockholder approval. Today the Company is filing a Current Report on Form 8-K to describe the Bridge Loan transaction, including the security interests being provided.

Asensus and KARL STORZ plan to work diligently during the exclusivity period to negotiate and finalize a definitive merger agreement. If a definitive merger agreement is entered into, Asensus will work expeditiously to secure stockholder approval of the transaction and to close the transaction in accordance with the terms of the definitive merger agreement.

A Transaction Committee of the Board of Directors has been formed to consider the terms of a definitive merger agreement and to make a recommendation to the full Board of Directors for approval prior to execution of any definitive merger agreement and submission of the proposed transaction to stockholders for a vote.

The Company cannot provide any assurance that it will be able to agree on final terms with KARL STORZ for a definitive merger agreement. Any transaction is subject to, among other conditions, completion of due diligence by KARL STORZ, negotiation of a definitive merger agreement, a recommendation by the Transaction Committee and approval by the Board of Directors and stockholders, and other customary closing conditions to be included in the definitive merger agreement, if any. If the proposed transaction is consummated, Asensus will cease to be a publicly traded company. If negotiations are terminated during the exclusivity period, or, if entered into, the definitive merger agreement is terminated, KARL STORZ will cease to provide any additional bridge financing and the Company will be required to repay the Bridge Loan to KARL STORZ within a prescribed period.

The Company does not intend to comment further about the proposed transaction unless and until a definitive merger agreement is signed or discussions between the parties are otherwise terminated.

The Company has engaged Jefferies LLC as its exclusive financial advisor.

About Asensus Surgical, Inc.

Asensus Surgical is revolutionizing surgery with the first intra-operative Augmented Intelligence technology approved for use in operating rooms around the world. Recognized as an award-winning leader in digital technology, Asensus is committed to making surgery more accessible and predictable while delivering consistently superior outcomes. The Company’s novel approach to digitizing laparoscopy has led to system placements globally. Led by engineers, medical professionals, and industry luminaries, Asensus is powered by human ingenuity and driven by collaboration. To learn more about Asensus, visit www.asensus.com.

About KARL STORZ SE & Co. KG

The medical technology company KARL STORZ was founded in 1945 in Tuttlingen, Germany, and is an international leader in the world of endoscopy. Now in its third generation, the family-owned company employs 8,800 people in more than 40 countries worldwide. The company portfolio includes more than 15,000 products for human and veterinary medicine. KARL STORZ stands for visionary design, precision craftsmanship and clinical effectiveness. Sales for the fiscal year 2022 amounted to 2.05 billion euros. Production sites are located in Germany, the USA, Switzerland and Estonia.

Forward-Looking Statements

This press release includes statements relating to Asensus, the non-binding letter of intent regarding a potential transaction with KARL STORZ and the Bridge Loan from KARL STORZ. These statements and other statements regarding our future plans and goals include "forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Asensus and can typically be identified by words such as “potential,” “may,” and “plan” and similar expressions, as well as variations or negatives of these words. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include, but are not limited to, whether the potential transaction with KARL STORZ will occur; the results of the due diligence investigation by KARL STORZ; the possibility that KARL STORZ will terminate the exclusivity period; whether the parties will successfully negotiate and enter into a definitive merger agreement and, if so, whether it will be approved; the risk that the terms of the definitive agreement may not be as favorable to Asensus stockholders as proposed in the letter of intent, including the purchase price; the timing of execution of such agreement; the availability and sufficiency for funding the Company’s near-term operations of up to $20 million available under the Bridge Loan, if received; and whether the Company will be able to repay the Bridge Loan if the proposed transaction does not lead to an approved transaction. Additional risks and uncertainties about Asensus and its business are identified and discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. Asensus undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law. The information set forth herein speaks only as of the date hereof.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Information for Stockholders

The proposed transaction, if any, is subject to completion and execution of a definitive merger agreement, which will contain the full terms and conditions of the proposed transaction. Any such definitive merger agreement and the merger, if agreed upon, will be submitted to the Asensus stockholders for their approval. In connection with securing such stockholder approval, if and when solicited, Asensus will file a proxy statement and other materials with the SEC. If a proxy statement is filed, after the proxy statement is cleared by the SEC, a definitive proxy statement will be mailed or made available to the Asensus stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS, IF ANY, THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. THIS PRESS RELEASE IS NOT A SOLICITATION TO STOCKHOLDERS TO APPROVE ANY TRANSACTION.

Participants in the Solicitation

If we solicit proxies for the proposed transaction, Asensus and its directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company's directors and executive officers in the definitive proxy statement if and when it becomes available. These documents (if and when available) may be obtained by stockholders through the website maintained by the SEC at www.sec.gov. or without cost from Asensus at www.asensus.com under the Investors tab.

INVESTOR CONTACT:

Mark Klausner or Mike Vallie

ICR Westwicke

invest@asensus.com

443-213-0499

MEDIA CONTACT:

Dan Ventresca

Matter Communications

AsensusPR@matternow.com

617-874-5488